Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Registrant's previously filed Registration Statement Nos. 33-50756, 33-28250, 33-58723, 333-50719 and
333-69331 on Form S-8 and Registration Statement Nos. 333-46093, 333-46123 and 333-61583 on Form S-3.

                                                         /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 15, 1999